Exhibit 10.3

THIS OPTION AND THE SHARES OF STOCK UNDERLYING THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (ii) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER THE SECURITIES ACT OR THE STATE SECURITIES LAWS IS NOT REQUIRED. THE OPTIONEE UNDERSTANDS THAT THE COMPANY IS UNDER NO OBLIGATION TO REGISTER, QUALIFY, OR LIST THIS OPTION OR THE SHARES UNDERLYING THIS OPTION WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, OR ANY STOCK EXCHANGE.

[GRAPHIC]

FORM OF OPTION AGREEMENT

FOR INCENTIVE STOCK OPTIONS

OPTIONEE'S NAME

        Nuestra Tarjeta de Servicios, Inc., a Georgia corporation (the "Company"), hereby grants to the optionee named above (the "Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company (the "Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on the reverse side of this Stock Option Certificate and in the Company's 2001 Stock Incentive Plan (the "Plan"), which are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

In Witness Whereof, this Stock Option Certificate has been executed by the Company by a duly authorized officer as of the date of grant.

Nuestra Tarjeta de Servicios, Inc.
By:

Name: Drew W. Edwards
Title: Chief Executive Officer
Optionee
Signature:

Optionee Name:

Address:

The Optionee hereby acknowledges receipt of a copy of the Plan, represents that he or she has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Certificate. The Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that he or she should consult a tax adviser prior to such exercise or disposition.

This Option (Check One)  ☐  is  ☐  is not an Incentive Stock Option

No. of Shares Subject to Option:

Exercise Price Per Share:

Expiration Date:

Date of Grant:

Shares subject to issuance under this Option shall be eligible for exercise according to the following vesting schedule, subject to the conditions set forth on the reverse side of this Stock Option Certificate:

Vesting Schedule
Date	No. of Shares

This is not a stock certificate or a negotiable instrument

        1.    Exercise Terms.    The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

        2.    Restrictions on Transferability.    No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed). The shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee's will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

        3.    Termination of Employment.

        (a)   In the event of the termination of the Optionee's employment with the Company or any of its Subsidiaries, other than a termination that is either (i) for cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability or retirement, the Optionee may exercise this Option at any time within 30 days after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination. At the end of this 30 day period, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

        (b)   In the event of a termination of the Optionee's employment that is either (i) for cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

        (c)   In the event of termination of employment because of the Optionee's Permanent and Total Disability, the Optionee (or his or her personal representative) may exercise this Option within a period ending on the earlier of (i) the last day of the one year period following the Optionee's Permanent and Total Disability or (ii) the expiration date of this Option, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

        (d)   In the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any Subsidiary, the Optionee shall continue to have the right to exercise any Options for shares which were Purchasable at the date of the Optionee's retirement provided that, on the date which is three months after the date of retirement, the Options will become void and unexercisable unless on the date of retirement the Optionee enters into a noncompete agreement with the Company and continues to comply with such noncompete agreement.

        (e)   In the event of the Optionee's death while employed by the Company or any of its Subsidiaries or within three months after a termination of such employment (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 4 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 2 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option. If the Optionee was an employee of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Optionee's employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of such termination.

        4.    Notice of Exercise.    This Option may be exercised by the Optionee, by a written notice signed by the Optionee and delivered or mailed to the Company as specified in this Agreement to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee then elects to purchase hereunder, (b) contain such information as may be reasonably required by the Company pursuant to this Agreement, and (c) be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of stock where Fair Market Value when added to the amount of the check equal the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option. In the event of the Optionee's death or Permanent and Total Disability, the Option may be exercised as described above by, and the Option shall be granted in the name of, the Optionee's administrators, executors or personal representatives.

        5.    Forfeiture.

        (a)   If, at any time within the later of (i) one year after termination of the Optionee's employment or (ii) one year after the Optionee's exercise of any portion of this Option, the Optionee engages in any of the Forfeiture Activities described below, then (1) this Option shall terminate effective the date on which the Optionee enters into such activity, unless terminating sooner by operation of another term or condition of this Option or the Plan, and (2) any Option Gain realized by the Optionee from exercising all or a portion of this Option shall be paid by the Optionee to the Company. "Forfeiture Activity shall include the marketing of bank services targeted to the unbanked Latino market for a competitor of the Company, or any of its subsidiaries, within the State of Georgia, where the Optionee works. "Option Gain" shall mean the gain represented by the mean market price on the date of exercise over the Exercise Price, multiplied by the number of shares purchased through exercise of the Option, without regard to any subsequent market price decrease or increase. The forfeiture provisions described in this Section shall apply even if the Company does not elect otherwise to enforce the employment agreement or take other action against the Optionee, but shall not apply if termination of the Optionee's employment with the Company occurs in connection with or following a Corporate Transaction involving the Company (as defined in the Stock Incentive Plan).

        (b)   By accepting this Agreement, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Optionee owes the Company under this Section. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Optionee to the Company, calculated as set forth above, the Optionee shall pay immediately the unpaid balance to the Company. The Optionee hereby appoints the Company as its attorney-in-fact to execute any documents or do any acts necessary to exercise its rights under this Section.

        (c)   The Optionee may be released from its obligations under this Section only if the Board of Directors (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

        6.    Vesting and Exercise of Shares.    This Option shall vest and become exercisable in accordance with the vesting schedule set forth on the front of this Stock Option Certificate, if the Option has not been terminated prior to such date pursuant to Section 3. However, the Option shall not continue to vest during the limited period of exercisability following the Optionee's termination of employment provided for in Section 3 above. During such period, the Option may only be exercised with respect to the number of shares for which it was exercisable at the time of such termination of employment. After vesting, the Option may be exercised with respect to the vested shares at any time until the Expiration Date if the Option has not been terminated prior to such date pursuant to Section 3.

        7.    Compliance with Regulatory Matters.    The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of stock complies with the provisions described by this Section.

        8.    Miscellaneous.

        (a)   The number of Shares subject to this Option, the Exercise Price, and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Stock Incentive Plan.

        (b)   This agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

        (c)   This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

        (d)   Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth on the reverse side of this Stock Option Certificate and, if to the Company, to the address of its then current executive offices.

        (e)   This Agreement may not be modified except in writing executed by each of the parties hereto.

        (f)    This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

        (g)   If any provision of this Agreement should be held to be invalid, illegal or unenforceable, then such provision shall be construed in such a way as to make such provision enforceable, or this Agreement shall be construed as if such provision had never been contained herein, and such invalidity, illegality or unenforceability shall not affect any other provision hereof.